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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements which appears in the Annual Report of Women.com Networks, Inc. on Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



                                           /s/ PricewaterhouseCoopers LLP


San Jose, California
October 30, 2000